                                                                     EXHIBIT 1.1

                               PRICING AGREEMENT

                                _______________



Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, MO 63131


                                January 14, 1999


Dear Sirs:

     Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 20, 1998 (the "Underwriting Agreement"), between the Company on the one hand and Edward D. Jones & Co., L.P. (the "Underwriter") on the other hand, to issue and sell to the Underwriter 2,300,000 of the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to you, and you agree to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the number of Designated Shares set forth opposite your name in Schedule II hereto.
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     In addition to the compensation provided for herein, the Company agrees to pay to you an unallocated expense allowance of $115,000 in connection with this transaction.
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     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.



                                      Very truly yours,



                                     Weingarten Realty Investors



                                     By: /s/ Stephen C. Richter
                                        -------------------------------------
                                     Name: Stephen C. Richter
                                          -----------------------------------
                                     Title: Senior Vice President & Treasurer
                                           ----------------------------------


Accepted as of the date hereof:

Edward D. Jones & Co., L.P.

By: /s/ T. William Hizar, Jr.
   -----------------------------
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                                   SCHEDULE I



       UNDERWRITER:                           NUMBER OF DESIGNATED SHARES
                                                      TO BE PURCHASED

Edward D. Jones & Co., L.P.                              2,300,000



     Total:                                              2,300,000
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                                  SCHEDULE II


TITLE OF DESIGNATED SHARES:

     7.00% Series C Cumulative Redeemable Preferred Shares

DATE OF BOARD RESOLUTION ESTABLISHING DESIGNATED SHARES:

     January 14, 1999

NUMBER OF DESIGNATED SHARES:

     2,300,000 shares


OVER-ALLOTMENT OPTION:

     Not Applicable

INITIAL OFFERING PRICE TO PUBLIC:

     $ 50.00 per share

PURCHASE PRICE BY UNDERWRITER:

     $ 48.425 per share

COMMISSION PAYABLE TO UNDERWRITER:

     $ 1.575 per share

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Immediately available funds
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DIVIDEND RATE:

     7.00% per annum

DIVIDEND PAYMENT DATES:

     15th day of each March, June, September and December

DIVIDEND RIGHTS:

     Cumulative

VOTING RIGHTS:

     None, except as specified in the Declaration of Trust or required by Texas law; provided that if dividends are not paid for six or more quarterly periods, the holders of the Designated Shares (together with any other preferred shareholders who have the same voting rights) may elect two additional trust managers to serve on the board of trust managers until all dividends in arrears have been paid, all as more fully set forth in the Prospectus Supplement and the Board resolutions establishing the 7.00% Series C Cumulative Redeemable Preferred Shares.

LIQUIDATION RIGHTS:

     Liquidation preference of $50.00 per share.

PREEMPTIVE AND CONVERSION RIGHTS:

     None

REDEMPTION PROVISIONS:

     The Designated Shares may be redeemed, in whole or in part at the option of the Company, at any time after March 15, 2004, solely from the proceeds of an offering of the Company's capital shares, at a redemption price of $50.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

     The Company will redeem the Designated Shares upon the death of any registered owner of the Designated Shares, subject to the limitations more fully described in the Prospectus Supplement and the Board resolutions establishing the 7.00% Series C Cumulative Redeemable Preferred Shares.


SINKING FUND PROVISIONS:

     None

TIME OF DELIVERY:

     January 21, 1999

CLOSING LOCATION FOR DELIVERY OF SHARES:

     Chapman and Cutler
     111 W. Monroe Street
     Chicago, Illinois  60603

NAME AND ADDRESS OF REPRESENTATIVE:

     Edward D. Jones & Co., L.P.
     12555 Manchester Road
     St. Louis, MO  63131

OTHER TERMS:


     The 7.00% Series C Cumulative Redeemable Preferred Shares will be listed on the New York Stock Exchange subject to official notice of issuance.